Exhibit 4.2

This SERIES SUPPLEMENT, dated as of April 25, 2024 (this “Supplement”), is by and between DUKE ENERGY PROGRESS SC STORM FUNDING LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and U.S. Bank Trust Company, National Association (“Bank”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of April 25, 2024 (the “Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, in its capacity as Indenture Trustee and U.S. Bank National Association, in its capacity as a securities intermediary and account bank.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of the Storm Recovery Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of a Series of the Storm Recovery Bonds with an initial aggregate principal amount of $177,365,000 to be known as Series A Senior Secured Storm Recovery Bonds (the “Series A Storm Recovery Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series A Storm Recovery Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Series A Storm Recovery Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Series A Storm Recovery Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Storm Recovery Property created under and pursuant to the Financing Order and the Storm Recovery Law, and transferred by Duke Energy Progress, LLC, a North Carolina limited liability company to the Issuer on the date hereof pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, bill, charge, collect and receive the Storm Recovery Charges, the right to obtain periodic adjustments to the Storm Recovery Charges, and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the Financing Order), (b) all Storm Recovery Charges related to the Storm Recovery Property, (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the Storm Recovery Property and the Series A Storm Recovery Bonds, (d) the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing Storm Recovery Property and the Series A Storm Recovery Bonds, (e) the Collection Account for the Series A Storm Recovery Bonds, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain periodic adjustments to the Storm Recovery Charges in accordance with S.C. Code Ann. § 58-27-1110(C)(2)(f). and the Financing Order, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Storm Recovery Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing (the “Storm Recovery Collateral”), it being understood that the following do not constitute Storm Recovery Collateral: (x) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Series A Storm Recovery Bonds, pursuant to Section 8.02(e)(xii) of the Indenture, (y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Series A Storm Recovery Bonds (together with any interest earnings thereon) or (z) proceeds from the sale of the Series A Storm Recovery Bonds required to pay the purchase price for the Storm Recovery Property and paid pursuant to the Sale Agreement for such Series and upfront Financing Costs, it being understood that such amounts described in clause (x) and clause (y) above shall not be subject to Section 3.17 of the Indenture. For the avoidance of doubt, any storm recovery property created with respect to an additional series of storm recovery bonds issued pursuant to another indenture shall not be Storm Recovery Collateral.

The foregoing Grant is made in trust to secure the Secured Obligations equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Series A Storm Recovery Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Supplement constitute a security agreement within the meaning of the Storm Recovery Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Series A Storm Recovery Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1.         Designation. The Series A Storm Recovery Bonds shall be designated generally as the Storm Recovery Bonds.

SECTION 2.         Initial Principal Amount; Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date; Required Capital Level. The Series A Storm Recovery Bonds shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Weighted Average Life	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
11.78	$177,365,000	5.404%	March 1, 2044	March 1, 2046

The Bond Interest Rate shall be computed by the Issuer on the basis of a 360-day year of twelve 30-day months.

The Required Capital Level for the Series A Storm Recovery Bonds shall be equal to 0.05% of the initial principal amount thereof.

SECTION 3.         Authentication Date; Payment Dates; Expected Sinking Fund Schedule for Principal; Periodic Interest; Book-Entry Storm Recovery Bonds; Indenture Trustee Caps.

(a)            Authentication Date. The Series A Storm Recovery Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on April 25, 2024 (the “Closing Date”) shall have as their date of authentication April 25, 2024.

(b)            Payment Dates. The “Payment Dates” for the Series A Storm Recovery Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next Business Day, commencing on March 1, 2025 and continuing until the earlier of repayment of the Series A Storm Recovery Bonds in full and the Final Maturity Date.

(c)            Expected Sinking Fund Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, to the holders of the Series A, Storm Recovery Bonds, until the Outstanding Amount of such Series A, Storm Recovery Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of Storm Recovery Bonds to the amount specified in the Expected Sinking Fund Schedule that is attached as Schedule A hereto and Payment Date.

(d)            Periodic Interest. “Periodic Interest” will be payable on the Series A Storm Recovery Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the Series A Storm Recovery Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Series A Storm Recovery Bonds on such preceding Payment Date; provided, however, that, with respect to the initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)            Book-Entry Storm Recovery Bonds. The Series A Storm Recovery Bonds shall be Book-Entry Storm Recovery Bonds, and the applicable provisions of Section 2.11 of the Indenture shall apply to the Series A Storm Recovery Bonds.

(f)             Indenture Trustee Cap. The amount payable with respect to the Series A Storm Recovery Bonds pursuant to Section 8.02(e)(i) of the Indenture shall not exceed $200,000 annually; provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable upon the acceleration of the Storm Recovery Bonds following the occurrence of an Event of Default.

SECTION 4.         Authorized Denominations. The Series A Storm Recovery Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be a smaller denomination} (the “Authorized Denominations”).

SECTION 5.         Delivery and Payment for the Series A Storm Recovery Bonds; Form of the Series A Storm Recovery Bonds. The Indenture Trustee shall deliver the Series A Storm Recovery Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series A Storm Recovery Bonds shall be in the form of Exhibit A hereto.

SECTION 6.         Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only insofar as it relates to the Series A Storm Recovery Bonds.

SECTION 7.         Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8.         Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, that, the creation, attachment and perfection of any Liens created under the Indenture in Storm Recovery Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Storm Recovery Property, shall be governed by the laws of the State of South Carolina.

SECTION 9.         Issuer Obligation. No recourse may be taken directly or indirectly by the Holders with respect to the obligations of the Issuer on the Series A Storm Recovery Bonds, under the Indenture or this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer (including Duke Energy Progress) or (b) any shareholder, partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including Duke Energy Progress) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Series A Storm Recovery Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series A Storm Recovery Bonds.

SECTION 10.         Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Supplement or for the recitals contained herein.

SECTION 11.         Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer and the Indenture Trustee and each Holder (by its acceptance of the Storm Recovery Bonds) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplement and the Series A Storm Recovery Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer and the Indenture Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, the Securities Intermediary and the Account Bank have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DUKE ENERGY PROGRESS SC STORM FUNDING LLC, as Issuer

By:	/s/ Chris R. Bauer
	Name:	Chris R. Bauer
	Title:	Assistant Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Jose A. Galarza
	Name:	Jose A. Galarza
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Intermediary and Account Bank

By:	/s/ Jose A. Galarza
	Name:	Jose A. Galarza
	Title:	Vice President

SCHEDULE A
TO SERIES SUPPLEMENT

Expected SINKING FUND Schedule

Semi-Annual Payment Date	Principal
3/1/2025	$6,200,000
9/1/2025	$2,636,156
3/1/2026	$2,707,398
9/1/2026	$2,780,565
3/1/2027	$2,855,710
9/1/2027	$2,932,886
3/1/2028	$3,012,147
9/1/2028	$3,093,550
3/1/2029	$3,177,153
9/1/2029	$3,263,016
3/1/2030	$3,351,199
9/1/2030	$3,441,765
3/1/2031	$3,534,779
9/1/2031	$3,630,306
3/1/2032	$3,728,415
9/1/2032	$3,829,176
3/1/2033	$3,932,659
9/1/2033	$4,038,939
3/1/2034	$4,148,092
9/1/2034	$4,260,194
3/1/2035	$4,375,326
9/1/2035	$4,493,569
3/1/2036	$4,615,007
9/1/2036	$4,739,728
3/1/2037	$4,867,819
9/1/2037	$4,999,372
3/1/2038	$5,134,480
9/1/2038	$5,273,239
3/1/2039	$5,415,749
9/1/2039	$5,562,109
3/1/2040	$5,712,425
9/1/2040	$5,866,803
3/1/2041	$6,025,354
9/1/2041	$6,188,189
3/1/2042	$6,355,425
9/1/2042	$6,527,180
3/1/2043	$6,703,577
9/1/2043	$6,884,741
3/1/2044	$7,070,802
Total Payments(1)	$177,365,000

(1) Totals may not add up due to rounding.

Outstanding Principal Balance

Semi-Annual Payment Date	Balance
Issuance Date	$177,365,000
3/1/2025	$171,165,000
9/1/2025	$168,528,844
3/1/2026	$165,821,446
9/1/2026	$163,040,881
3/1/2027	$160,185,171
9/1/2027	$157,252,285
3/1/2028	$154,240,138
9/1/2028	$151,146,588
3/1/2029	$147,969,434
9/1/2029	$144,706,418
3/1/2030	$141,355,219
9/1/2030	$137,913,454
3/1/2031	$134,378,675
9/1/2031	$130,748,369
3/1/2032	$127,019,954
9/1/2032	$123,190,778
3/1/2033	$119,258,119
9/1/2033	$115,219,180
3/1/2034	$111,071,088
9/1/2034	$106,810,894
3/1/2035	$102,435,569
9/1/2035	$97,942,000
3/1/2036	$93,326,993
9/1/2036	$88,587,265
3/1/2037	$83,719,446
9/1/2037	$78,720,074
3/1/2038	$73,585,594
9/1/2038	$68,312,354
3/1/2039	$62,896,606
9/1/2039	$57,334,497
3/1/2040	$51,622,072
9/1/2040	$45,755,268
3/1/2041	$39,729,914
9/1/2041	$33,541,725
3/1/2042	$27,186,300
9/1/2042	$20,659,120
3/1/2043	$13,955,543
9/1/2043	$7,070,802
3/1/2044	$0

EXHIBIT A
TO SERIES SUPPLEMENT

FORM OF SERIES A STORM RECOVERY BONDS

Tranche A-1

DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. {_____}	${__________}

CUSIP No.: 26445C AA9

THE PRINCIPAL OF THIS SERIES A SENIOR SECURED STORM RECOVERY BOND, (THIS “STORM RECOVERY BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS STORM RECOVERY BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE HOLDER OF THIS STORM RECOVERY BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE STORM RECOVERY COLLATERAL, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS STORM RECOVERY BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS STORM RECOVERY BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THIS STORM RECOVERY BOND, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF SOUTH CAROLINA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS STORM RECOVERY BOND, NOR SHALL THE HOLDER OF THIS STORM RECOVERY BOND HAVE ANY RECOURSE AGAINST THE STATE OF SOUTH CAROLINA, ITS AGENCIES, INSTRUMENTALITIES, OR POLITICAL SUBDIVISIONS FOR THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS STORM RECOVERY BOND.

DUKE ENERGY PROGRESS SC STORM FUNDING LLC
SERIES A SENIOR SECURED STORM RECOVERY BONDS,

BOND INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	SCHEDULED FINAL PAYMENT DATE	FINAL MATURITY DATE
5.404%	$177,365,000	March 1, 2044	March 1, 2046

Duke Energy Progress SC Storm Funding LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified below or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided below and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each March 1 and September 1 or, if any such day is not a Business Day, the next Business Day, commencing on March 1, 2025 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each, a “Payment Date”), on the principal amount of this Storm Recovery Bond. Interest on this Storm Recovery Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Storm Recovery Bond shall be paid in the manner specified below.

The principal of and interest on this Storm Recovery Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Storm Recovery Bond shall be applied first to interest due and payable on this Storm Recovery Bond as provided above and then to the unpaid principal of and premium, if any, on this Storm Recovery Bond, all in the manner set forth in the Indenture.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Storm Recovery Bond shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, electronically or in facsimile, by its Responsible Officer.

Date: {__________}, 20{__}	DUKE ENERGY PROGRESS SC STORM FUNDING LLC, as Issuer

By:
Name: [ ]
Title: [ ]

INDENTURE TRUSTEE’S
CERTIFICATE OF AUTHENTICATION

Dated: {__________}, 20{__}

This is one of the Series A Senior Secured Storm Recovery Bonds, designated above and referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Indenture Trustee

By:
Name: [ ]
Title: [ ]

This Senior Secured Storm Recovery Bond, Series A, is one of a duly authorized issue of Series A Senior Secured Storm Recovery Bonds of the Issuer (herein called the “Series A Bonds”), which Bonds are issuable in one or more Series, which Series are issuable in one or more tranches. The Series A Bonds, which include this Senior Secured Storm Recovery Bond (herein called the “Storm Recovery Bonds”), issued and to be issued under that certain Indenture dated as of April 25, 2024 (as supplemented by the Series Supplement (as defined below), the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and U.S. Bank National Association, in its capacity as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture) and as an account bank (the “Account Bank”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of April 25, 2024 between the Issuer and the Indenture Trustee. All terms used in this Storm Recovery Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

The principal of this Storm Recovery Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account for the Series A Bonds are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Sinking Fund Schedule that is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Bonds of this Series have declared the Series A Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Storm Recovery Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Bonds representing a majority of the Outstanding Amount of the Bonds of this Series have declared the Storm Recovery Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Storm Recovery Bonds shall be made pro rata to the Holders of the Storm Recovery Bonds entitled thereto based on the respective principal amounts of the Storm Recovery Bonds held by them.

Payments of interest on this Storm Recovery Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Storm Recovery Bond (or one or more Predecessor Storm Recovery Bonds) on the Storm Recovery Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (a) upon application to the Indenture Trustee by any Holder owning a Global Storm Recovery Bond evidencing this Storm Recovery Bond not later than the applicable Record Date, payment will be made by wire transfer to an account maintained by such Holder, and (b) if this Storm Recovery Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Storm Recovery Bond evidencing this Storm Recovery Bond unless and until such Global Storm Recovery Bond is exchanged for Definitive Storm Recovery Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Storm Recovery Bond on a Payment Date, which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Storm Recovery Bond Register as of the applicable Record Date without requiring that this Storm Recovery Bond be submitted for notation of payment. Any reduction in the principal amount of this Storm Recovery Bond (or any one or more Predecessor Storm Recovery Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Storm Recovery Bond and of any Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then-remaining unpaid principal amount of this Storm Recovery Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice sent no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Storm Recovery Bond and shall specify the place where this Storm Recovery Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

This Storm Recovery Bond is a “storm recovery bond” as such term is defined in the Storm Recovery Law. Principal and interest due and payable on this Storm Recovery Bond are payable from and secured primarily by Storm Recovery Property created and established by the Financing Order obtained from the Public Service Commission of South Carolina pursuant to the Storm Recovery Law. Storm Recovery Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, bill, collect and receive Storm Recovery Charges, the right to obtain True-Up Adjustments and all revenue, collections, claims, rights to payments, payments, moneys and proceeds arising out of the rights and interests created under the Financing Order.

Under the laws of the State of South Carolina in effect on the date hereof, pursuant to S.C. Code Ann. § 58-27-1155, the State of South Carolina and its agencies (including the Commission) has pledged and agreed with the Holders, the Indenture Trustee other Financing Parties that the State of South Carolina and its agencies will not (a) alter the provisions of the Storm Recovery Law which make the Storm Recovery Charges imposed by the Financing Order irrevocable, binding, and nonbypassable charges; (b) take or permit any action that impairs or would impair the value of Storm Recovery Property or revises the Storm Recovery Costs for which recovery is authorized; (c) in any way impair the rights and remedies of the bondholders, assignees and other Financing Parties; (d) or except for charges made pursuant to the formula-based adjustment mechanism authorized under the Storm Recovery Law, reduce, alter, or impair Storm Recovery Charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, the Indenture Trustee and any other Financing Parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related Storm Recovery Bonds have been paid and performed in full.

The Issuer and Duke Energy Progress hereby acknowledge that the purchase of this Storm Recovery Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

Neither the State of South Carolina, its agencies, and instrumentalities, nor its political subdivisions are liable on the Storm Recovery Bonds, and the Storm Recovery Bonds are not a debt or a general obligation of the State of South Carolina or any of its political subdivisions, agencies, or instrumentalities nor are they special obligations or indebtedness of the State, its agencies, or its political subdivisions. The Storm Recovery Bonds do not, directly, indirectly, or contingently obligate the State of South Carolina or its agencies, instrumentalities, or political subdivisions, to levy any tax or make any appropriation for payment of the Storm Recovery Bonds, other than in their capacities as consumers of electricity.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Storm Recovery Bond may be registered on the Storm Recovery Bond Register upon surrender of this Storm Recovery Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by, (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Storm Recovery Bonds of Authorized Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Storm Recovery Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or Section 2.06 of the Indenture not involving any transfer.

Each Holder, by acceptance of a Storm Recovery Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Storm Recovery Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuer (including Duke Energy Progress) or (b) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Duke Energy Progress) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Storm Recovery Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Storm Recovery Bonds.

Prior to the due presentment for registration of transfer of this Storm Recovery Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Storm Recovery Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Storm Recovery Bond and for all other purposes whatsoever, whether or not this Storm Recovery Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Storm Recovery Bonds under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Storm Recovery Bonds at the time outstanding to be affected and upon the satisfaction of the Rating Agency Condition and Commission Condition, if necessary. The Indenture also contains provisions permitting the Holders representing specified percentages of the Outstanding Amount of the Storm Recovery Bonds, on behalf of the Holders of all the Storm Recovery Bonds, with the consent of the Commission, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Storm Recovery Bond (or any one of more Predecessor Storm Recovery Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Storm Recovery Bond and of any Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Storm Recovery Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Storm Recovery Bonds issued thereunder, but with the satisfaction of the Commission Condition, if necessary.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on a Storm Recovery Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Storm Recovery Bond.

The term “Issuer” as used in this Storm Recovery Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders under the Indenture.

The Storm Recovery Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

This Storm Recovery Bond, the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws; provided, that the creation, attachment and perfection of any Liens created under the Indenture in Storm Recovery Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Storm Recovery Property, shall be governed by the laws of the State of South Carolina.

No reference herein to the Indenture and no provision of this Storm Recovery Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Storm Recovery Bond at the times, place and rate and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Storm Recovery Bond, by acquiring any Storm Recovery Bond or interest therein, (a) express their intention that, solely for the purpose of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Storm Recovery Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Storm Recovery Collateral and (b) solely for purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Storm Recovery Bonds are outstanding, agree to treat the Storm Recovery Bonds as indebtedness of the sole owner of the Issuer secured by the Storm Recovery Collateral unless otherwise required by appropriate taxing authorities.

ABBREVIATIONS

The following abbreviations, when used above on this Storm Recovery Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	________________ Custodian ___________________
(Custodian) (minor)

Under Uniform Gifts to Minor Act (____________________)
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Storm Recovery Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Storm Recovery Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________	______________________________________ Signature Guaranteed:
______________________________________

The signature to this assignment must correspond with the name of the registered owner as it appears on the within Storm Recovery Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee.

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